UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2024
DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-25464	26-2018846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Volvo Parkway
Chesapeake,	Virginia	23320
(Address of principal executive offices)		(Zip Code)

(757) 321-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	DLTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dollar Tree, Inc. (the “Company”) entered into a revised executive agreement (the “Executive Agreement”) with each of Michael C. Creedon, Jr., Jeffrey Davis and Lawrence Gatta, Jr. on November 15, 2024, November 13, 2024 and November 12, 2024, respectively. The terms of the Executive Agreements contain certain restrictive covenants to protect the Company and, in consideration therefor, provide for severance benefits payable to the executive upon termination of executive’s employment without “cause” (as such term is defined in the Executive Agreement) or on account of the executive’s death or disability. The Executive Agreements supersede and replace the existing executive agreements that the Company previously had entered into with each of Messrs. Creedon, Davis and Gatta.

The Executive Agreements reflect the adoption by the Company’s Compensation Committee of updates to the Company’s form of Executive Agreement, primarily to align with market practices, create internal consistency amongst the Company’s executive agreements and make certain other non-material clarifying and technical changes. Among other things, the revised form of Executive Agreement amends the severance benefits payable to the executive to (i) provide that the severance amount of 24 months of base salary (unchanged from the prior agreements) will be paid in a lump sum, (ii) add a lump sum severance payment equal to a prorated portion of one year of executive’s target bonus, (iii) reduce the COBRA continuation period from 24 months to 18 months and (iv) provide that the foregoing severance benefits are payable regardless of whether executive subsequently becomes employed with another employer (except, with respect to COBRA continuation, if the executive begins coverage under another group health plan).

The Company has made the revised Executive Agreement available for execution by certain of its other executive officers, including Richard McNeely. When and if executed, the Executive Agreements will supersede and replace the existing executive agreements that the Company previously had entered into with such officers.

The foregoing summary of the Executive Agreement is not intended to be complete and is qualified in its entirety by reference to the copy of the Executive Agreement attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Executive Agreement (portions of the exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K).
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR TREE, INC.

Date: November 15, 2024	By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Chief Legal Officer